UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2015

Commission File Number: 1-9852

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	11-1797126
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

26 Summer Street, Bridgewater, Massachusetts 02324

(Address of Principal Executive Offices, Including Zip Code)

(508) 819-4200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As part of Chase Corporation’s (the “Company”) succession plan, effective with its annual shareholders meeting held on February 3, 2015, and as approved by the board at that time, Adam P. Chase has been named President and Chief Executive Officer of Chase Corporation and Peter R. Chase has been named Executive Chairman of Chase Corporation.

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Shareholders of Chase Corporation was held on February 3, 2015.  The following proposals were voted on at the 2015 Annual Meeting.  Each proposal is more fully described in the Company’s Definitive Proxy Statement for the 2015 Annual Meeting, as filed with the SEC on December 22, 2014.

Proposal 1 — For the election of nominees for the Board of Directors.  The nine nominees named in the Company’s Definitive Proxy Statement were elected as Directors, to serve until the 2016 Annual Meeting of Shareholders, with the following votes:

Name of Director	In Favor	Votes Withheld	Broker Non-Votes
Everett Chadwick, Jr.	5,638,474	752,823	1,609,986
Adam P. Chase	5,734,596	656,701	1,609,986
Peter R. Chase	5,645,730	745,567	1,609,986
Mary Claire Chase	5,644,750	746,547	1,609,986
John H. Derby III	6,283,990	107,307	1,609,986
Lewis P. Gack	6,284,907	106,390	1,609,986
George M. Hughes	5,011,251	1,380,046	1,609,986
Ronald Levy	6,268,116	123,181	1,609,986
Thomas Wroe, Jr.	6,278,263	113,034	1,609,986

Proposal 2 — A non-binding, advisory vote to approve the executive compensation of our named executive officers.  Although this vote is non-binding on the Company or the Board of Directors, the voting results will be reviewed and considered when making future decisions regarding the Company’s executive compensation program.  The proposal passed with the following votes:

In Favor	Votes Against	Abstentions	Broker Non-Votes
6,250,504	127,257	13,534	1,609,987

Proposal 3 — For the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2015.  The proposal passed with the following votes:

In Favor	Votes Against	Abstentions
7,945,185	25,292	30,805

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: February 5, 2015	By:	/s/ Kenneth J. Feroldi
Kenneth J. Feroldi
Treasurer and Chief Financial Officer